SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 21, 2017 (March 17, 2017)

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2017, Endurance Specialty Holdings Ltd. (“Endurance” or the “Company”) entered into the First Amendment, Waiver and Consent (the “Amendment”), to the Credit Agreement, dated as of April 4, 2016 (prior to effectiveness of the Amendment, the “Credit Agreement” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, various designated subsidiaries of the Company, JPMorgan Chase Bank, N.A., as the administrative agent, and the lending institutions party thereto from time to time (the “Lenders”). The Amendment contains, among other things, (a) a consent of the Lenders under the Credit Agreement to consummation of the proposed acquisition of the Company by Sompo Holdings, Inc., a kabushiki kaisha organized under the laws of Japan (“Sompo”) to be effected by a merger of the Company into a subsidiary of Sompo pursuant to that certain Agreement and Plan of Merger, dated as of October 5, 2016 (as amended by Amendment No. 1, dated as of December 1, 2016), by and among the Company, Sompo and Volcano International Limited, a Bermuda exempted company and an indirect, wholly-owned subsidiary of Sompo (the “Proposed Transaction”) and (b) certain modifications to the Credit Agreement relating to the Proposed Transaction, including revising (i) the definition of “Change of Control” and (ii) the covenant restricting transactions with affiliates to exclude affiliate transactions with a value of $25,000,000 or less between the Company or any of its subsidiaries, on the one hand, and Sompo or any of its subsidiaries (other than the Company or any of its subsidiaries), on the other hand. Such consent and the Amended Credit Agreement become effective upon consummation of the Proposed Transaction.

The description contained herein of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This material may include, and Endurance may make related oral, forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about the Proposed Transaction (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The Proposed Transaction is subject to risks and uncertainties, including: (A) that Endurance and Sompo may be unable to complete the Proposed Transaction because, among other reasons, conditions to the closing of the Proposed Transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the Proposed Transaction; (C) the inability to complete the Proposed Transaction due to the failure to satisfy conditions to completion of the Proposed Transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Endurance’s ongoing business operations due to the Proposed Transaction; (F) the effect of the announcement of the Proposed Transaction on Endurance’s relationships with its clients, operating results and business generally and (G) the outcome of any legal proceedings to the extent initiated against Endurance, Sompo or others following the announcement of the Proposed Transaction, as well as Endurance’s and Sompo’s management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent Annual Report on Form 10-K and other documents of Endurance on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	First Amendment, Waiver and Consent, dated March 17, 2017, by and among Endurance Specialty Holdings Ltd., as parent borrower, each designated subsidiary borrower party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent, and the lending institutions party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2017

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, Waiver and Consent, dated March 17, 2017, by and among Endurance Specialty Holdings Ltd., as parent borrower, each designated subsidiary borrower party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent, and the lending institutions party thereto